Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-33880, 333-63783, 333-13973 and 333-150322 on Form S-8 and Registration Statements No. 333-83585 and 333-13977 on Form S-3 of our report dated June 29, 2009, relating to the consolidated financial statements of Benihana Inc. and subsidiaries (the “Company”) incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended March 29, 2009.

Deloitte & Touche LLP

Miami, Florida
June 29, 2009